Exhibit 99.1

CompuCredit Corporation and Subsidiaries

Business Segment Data

(Dollars in thousands)

(unaudited) Three Months Ended December 31, 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$52,316	$7,978	$17,528	$7,224	$(1,605)	$83,441
Total other operating income	$59,979	$25	$5,385	$580	$—	$65,969
Income before income taxes	$11,270	$2,312	$3,209	$1,139	$(13,244)	$4,686
Loans and fees receivable, gross	$326,696	$—	$57,806	$144,489	$1,582	$530,573
Loans and fees receivable, net	$204,777	$—	$52,001	$118,189	$952	$375,919
Total assets	$1,405,883	$36,369	$200,579	$159,222	$19,137	$1,821,190

(unaudited) Three Months Ended December 31, 2004		Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$54,169	$15,865	$13,574	$—	$107	$83,715
Total other operating income	$53,628	$—	$6,675	$—	$—	$60,303
Income before income taxes	$43,031	$5,939	$2,464	$—	$(8,252)	$43,182
Loans and fees receivable, gross	$106,873	$—	$31,529	$—	$1,232	$139,634
Loans and fees receivable, net	$66,472	$—	$26,783	$—	$800	$94,055
Total assets	$821,967	$16,070	$158,075	$—	$7,414	$1,003,526

(unaudited) Year ended 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$221,349	$119,157	$63,147	$25,452	$(639)	$428,466
Total other operating income	$317,359	$4,320	$23,229	$580	$—	$345,488
Income before income taxes	$199,868	$92,016	$9,768	$6,117	$(37,926)	$269,843
Loans and fees receivable, gross	$326,696	$—	$57,806	$144,489	$1,582	$530,573
Loans and fees receivable, net	$204,777	$—	$52,001	$118,189	$952	$375,919
Total assets	$1,405,883	$36,369	$200,579	$159,222	$19,137	$1,821,190

Year ended 2004	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$132,112	$56,723	$26,843	$—	$316	$215,994
Total other operating income	$259,868	$—	$16,879	$—	$—	$276,747
Income before income taxes	$156,404	$17,366	$5,976	$—	$(22,677)	$157,069
Loans and fees receivable, gross	$106,873	$—	$31,529	$—	$1,232	$139,634
Loans and fees receivable, net	$66,472	$—	$26,783	$—	$800	$94,055
Total assets	$821,967	$16,070	$158,075	$—	$7,414	$1,003,526